Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Defined Asset Funds--Municipal Investment Trust Fund--Multistate Series 5X (Pennsylvania Trust):

We consent to the use in this Post-Effective Amendment No. 6 to Registration Statement No. 33-28324 of our opinion dated August 11, 1995 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
September 20, 1995